UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On June 20, 2000, the corporation announced results for its second quarter ended May 31, 2000. Revenues for the second quarter of fiscal year 2000 were $36.6 million, producing a net loss of $23.6 million or ($0.36) per share. Cash at the end of the quarter stood at $9.9 million. During the same period last year, Corel reported revenues of $70.5 million, with a net profit of $9.2 million or $0.14 per share fully diluted.

See press release attached as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on June 20, 2000.

99.2 Financial Statements

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Vice-President, Finance and Controller
(Principal Accounting Officer)